Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2022 RESULTS

SANTA MONICA, CALIFORNIA, August 3, 2022 – Entravision Communications Corporation (NYSE: EVC), a leading global advertising solutions, media and technology company, today announced financial results for the three- and six-month periods ended June 30, 2022.

Second Quarter 2022 Highlights

•
Record second quarter revenue
•
Net revenue up 24% over the prior-year quarter
•
Net income attributable to common stockholders up 8% over the prior-year quarter
•
Consolidated adjusted EBITDA up 26% over the prior-year quarter
•
Operating cash flow down 54% over the prior-year quarter
•
Free cash flow up 15% over the prior-year quarter
•
Quarterly cash dividend of $0.025 per share
•
Repurchased $4.1 million in shares during the second quarter

“The second quarter marked yet another impressive performance for Entravision, with net revenues totaling $221.7 million, up 24% versus the prior year quarter. On a year to date basis, revenues increased even more significantly and were up 28% as compared to the first half of 2021,” said Walter Ulloa, Chairman and Chief Executive Officer. “Strength during the quarter was largely driven by the growth of our digital segment, where revenues improved 34% year-over-year. Our audio segment also contributed to the quarterly revenue increase. Of particular note, political ad spend was very strong during the second quarter, positioning us well in political advertising revenue for the reminder of the year, and further highlights the growing importance of the Hispanic voter in both local and national elections."

Mr. Ulloa continued, “Entravision is well positioned for continued growth. Our strong balance sheet and exceptional global team of industry-leading digital media and sales professionals provide us with the key components to succeed. At the same time, our continued focus on expense management will help drive our EBITDA, free cash flow and ability to provide consistent returns to shareholders."

Quarterly Cash Dividend

The Company announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.025 per share on the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.1 million. The quarterly dividend will be payable on September 30, 2022 to shareholders of record as of the close of business on September 15, 2022, and the common stock will trade ex-dividend on September 14, 2022. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Share Repurchase Program

During the second quarter the Company repurchased $4.1 million of its Class A common stock. As of the end of the second quarter 2022, the Company repurchased a total of $11.3 million shares of its Class A common stock under its $20 million share repurchase program.

Investment in Jack of Digital

The Company has finalized its strategic stake in Jack of Digital, a digital marketing services company that serves as the exclusive advertising sales partner of TikTok in Pakistan. With this investment, the Company enhances its presence in South Asia.

Entravision Communications

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10.

Unaudited Financial Highlights (In thousands, except share and per share data)

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net revenue	$221,695	$178,410	24%	$418,867	$327,290	28%
Cost of revenue - digital (1)	144,965	109,030	33%	274,856	193,786	42%
Operating expenses (2)	47,371	41,442	14%	91,233	81,856	11%
Corporate expenses (3)	8,520	7,345	16%	17,244	14,503	19%
Foreign currency (gain) loss	993	(309)	*	146	277	(47)%

Consolidated adjusted EBITDA (4)	22,481	17,787	26%	40,594	31,982	27%

Free cash flow (5)	$14,256	$12,420	15%	$28,583	$25,449	12%

Net income (loss)	$8,467	$10,476	(19)%	$10,354	$17,478	(41)%
Net (income) loss attributable to redeemable noncontrolling interest	$-	$(2,612)	(100)%	$-	$(4,185)	(100)%
Net income (loss) attributable to common stockholders	$8,467	$7,864	8%	$10,354	$13,293	(22)%

Net income (loss) per share attributable to common stockholders, basic	$0.10	$0.09	11%	$0.12	$0.16	(25)%
Net income (loss) per share attributable to common stockholders, diluted	$0.10	$0.09	11%	$0.12	$0.15	(20)%

Weighted average common shares outstanding, basic	84,959,130	85,188,182		85,735,916	85,115,310
Weighted average common shares outstanding, diluted	86,985,817	87,777,039		87,803,178	87,382,215
(1)
Consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.
(2)
Operating expenses include direct operating and selling, general and administrative expenses. Included in operating expenses are $0.9 million and $0.3 million of non-cash stock-based compensation for the three-month periods ended June 30, 2022 and 2021, respectively, and $1.9 million and $0.6 million of non-cash stock-based compensation for the six-month periods ended June 30, 2022 and 2021, respectively.
(3)
Corporate expenses include $1.7 million and $0.8 million of non-cash stock-based compensation for the three-month periods ended June 30, 2022 and 2021, respectively, and $3.3 million and $1.6 million of non-cash stock-based compensation for the six-month periods ended June 30, 2022 and 2021, respectively.
(4)
Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.
(5)
Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Entravision Communications

Unaudited Financial Results (In thousands)

	Three-Month Period
	Ended June 30,
	2022	2021	% Change
Net revenue	$221,695	$178,410	24%
Cost of revenue - digital (1)	144,965	109,030	33%
Operating expenses (1)	47,371	41,442	14%
Corporate expenses (1)	8,520	7,345	16%
Depreciation and amortization	6,263	5,074	23%
Change in fair value of contingent consideration	976	-	*
Impairment charge	-	112	(100)%
Foreign currency (gain) loss	993	(309)	*
Other operating (gain) loss	(834)	(523)	59%

Operating income (loss)	13,441	16,239	(17)%
Interest expense, net	(1,612)	(1,773)	(9)%
Dividend income	11	2	450%

Income (loss) before income taxes	11,840	14,468	(18)%
Income tax benefit (expense)	(3,373)	(3,992)	(16)%

Net income (loss)	8,467	10,476	(19)%
Net (income) loss attributable to redeemable noncontrolling interest	-	(2,612)	(100)%
Net income (loss) attributable to common stockholders	$8,467	$7,864	8%

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue in the second quarter of 2022 totaled $221.7 million, up 24% from $178.4 million in the prior-year period. Of the overall increase, approximately $44.2 million was attributable to our digital segment and was primarily due to advertising revenue growth from our digital commercial partnerships business and our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively, both of which did not contribute to net revenue in the comparable period. In addition, of the overall increase, approximately $0.8 million was attributable to our audio segment primarily due to increases in local advertising revenue and political advertising revenue, partially offset by a decrease in national advertising revenue. The overall increase was partially offset by a decrease of approximately $1.7 million attributable to our television segment, primarily due to decreases in local and national advertising revenue, and a decrease in retransmission consent revenue. These decreases were mainly attributed to the expiration of our Univision and UniMás network affiliation agreements in Orlando, Tampa and Washington, D.C. on December 31, 2021. The decrease in our television segment was partially offset by increases in political advertising revenue and spectrum usage rights revenue.

Cost of revenue in the second quarter of 2022 totaled $145.0 million, up 33% from $109.0 million in the prior-year period. The increase was primarily due to increased cost of revenue related to advertising revenue growth from our digital commercial partnerships business, and our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively, both of which did not incur cost of revenue for us in the comparable period.

Operating expenses in the second quarter of 2022 totaled $47.4 million, up 14% from $41.4 million in the prior-year period. Of the overall increase, approximately $5.2 million was attributable to our digital segment and was primarily due to an increase in expenses associated with the increase in digital advertising revenue, an increase in salary expense and our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively, both of which did not incur operating expenses for us in the comparable period. In addition, of the overall increase in operating expenses, approximately $0.2 million was attributable to our television segment primarily due to an increase in salaries and bad debt expense, partially offset by a decrease in expenses associated with the decrease in local and national advertising revenue. Additionally, of the overall increase in operating expenses, approximately $0.5 million was attributable to our audio segment primarily due to an increase in expenses associated with the increase in advertising revenue.

Corporate expenses in the second quarter of 2022 totaled $8.5 million, up 16% from $7.3 million in the prior-year period. The increase was primarily due to increases in non-cash stock-based compensation and salaries.

Entravision Communications

Unaudited Financial Results (In thousands)

	Six-Month Period
	Ended June 30,
	2022	2021	% Change
Net revenue	$418,867	$327,290	28%
Cost of revenue - digital (1)	274,856	193,786	42%
Operating expenses (1)	91,233	81,856	11%
Corporate expenses (1)	17,244	14,503	19%
Depreciation and amortization	12,658	10,258	23%
Change in fair value of contingent consideration	6,076	-	*
Impairment charge	-	1,438	(100)%
Foreign currency (gain) loss	146	277	(47)%
Other operating (gain) loss	(953)	(2,436)	(61)%

Operating income (loss)	17,607	27,608	(36)%
Interest expense, net	(3,042)	(3,350)	(9)%
Dividend income	14	4	250%

Income (loss) before income taxes	14,579	24,262	(40)%
Income tax benefit (expense)	(4,225)	(6,784)	(38)%

Net income (loss)	10,354	17,478	(41)%
Net (income) loss attributable to redeemable noncontrolling interest	-	(4,185)	(100)%
Net income (loss) attributable to common stockholders	$10,354	$13,293	(22)%

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue for the six-month period of 2022 totaled $418.9 million, up 28% from $327.3 million in the prior-year period. Of the overall increase, approximately $96.4 million was attributable to our digital segment and was primarily due to advertising revenue growth from our digital commercial partnerships business and our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively, both of which did not contribute to net revenue in the comparable period. In addition, of the overall increase, approximately $2.1 million was attributable to our audio segment primarily due to increases in local advertising revenue and political advertising revenue, partially offset by a decrease in national advertising revenue. The overall increase was partially offset by a decrease of approximately $6.9 million attributable to our television segment, primarily due to decreases in local and national advertising revenue, and a decrease in retransmission consent revenue. These decreases were mainly attributed to the expiration of our Univision and UniMás network affiliation agreements in Orlando, Tampa and Washington, D.C. on December 31, 2021. Additionally, the decrease in our television segment was attributed to a decrease in revenue from spectrum usage rights, partially offset by an increase political advertising revenue.

Cost of revenue for the six-month period of 2022 totaled $274.9 million, up 42% from $193.8 million in the prior-year period. The increase was primarily due to increased cost of revenue related to advertising revenue growth from our digital commercial partnerships business, and our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively, both of which did not incur cost of revenue for us in the comparable period.

Operating expenses for the six-month period of 2022 totaled $91.2 million, up 11% from $81.9 million in the prior-year period. Of the overall increase, approximately $9.6 million was attributable to our digital segment and was primarily due to an increase in expenses associated with the increase in digital advertising revenue, an increase in salary expense and our acquisitions of MediaDonuts and 365 Digital during the third and fourth quarters of 2021, respectively, both of which did not incur operating expenses for us in the comparable period. Additionally, of the overall increase in operating expenses, approximately $0.2 million was attributable to our audio segment primarily due to an increase in expenses associated with the increase in advertising revenue. The overall increase in operating expenses was partially offset by a decrease of approximately $0.4 million that was attributable to our television segment primarily due to a decrease in expenses associated with the decrease in local and national advertising revenue, partially offset by an increase in salaries and bad debt expense.

Corporate expenses for the six-month period of 2022 totaled $17.2 million, up 19% from $14.5 million in the prior-year period. The increase was primarily due to increases in non-cash stock-based compensation and salaries.

Entravision Communications

Balance Sheet and Related Metrics

Cash and marketable securities as of June 30, 2022 totaled approximately $184.2 million. Total debt under the Company’s credit agreement was $210.8 million. Net of $75 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 1.4 times as of June 30, 2022. Net of total cash and marketable securities, total leverage was 0.3 times.

Unaudited Segment Results (In thousands)

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net Revenue
Digital	$174,378	$130,223	34%	$328,089	$231,705	42%
Television	32,373	34,057	(5)%	63,240	70,148	(10)%
Audio	14,944	14,130	6%	27,538	25,437	8%
Total	$221,695	$178,410	24%	$418,867	$327,290	28%

Cost of Revenue - digital (1)
Digital	$144,965	$109,030	33%	$274,856	$193,786	42%

Operating Expenses (1)
Digital	17,262	12,027	44%	32,497	22,877	42%
Television	19,726	19,516	1%	38,966	39,400	(1)%
Audio	10,383	9,899	5%	19,770	19,579	1%
Total	$47,371	$41,442	14%	$91,233	$81,856	11%

Corporate Expenses (1)	$8,520	$7,345	16%	$17,244	$14,503	19%

Consolidated adjusted EBITDA (1)	$22,481	$17,787	26%	$40,594	$31,982	27%

(1) Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 2.

Notice of Conference Call

Entravision Communications Corporation will hold a conference call to discuss its second quarter 2022 results on Wednesday, August 3, 2022 at 5 p.m. Eastern Time. To access the conference call, please dial (877) 407-9716 (U.S.) or (201) 493-6779 (Int’l) ten minutes prior to the start time and reference Conference ID number 13730294. The call will also be available via live webcast on the investor relations portion of the Company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a leading global advertising, media and ad-tech solutions company connecting brands to consumers by representing top platforms and publishers. Our dynamic portfolio includes digital, television and audio offerings. Digital, our largest revenue segment, is comprised of four business units: our digital sales representation business; Smadex, our programmatic ad purchasing platform; our branding and mobile performance solutions business; and our digital audio business. Through our digital sales representation business, we connect global media companies such as Meta, Twitter, TikTok and Spotify with advertisers in primarily emerging growth markets worldwide. Smadex is our mobile-first demand side platform, enabling advertisers to execute performance campaigns using machine learning. We also offer a branding and mobile performance solutions business, which provides managed services to advertisers looking to connect with global consumers, primarily on mobile devices, and our digital audio business provides digital audio advertising solutions for advertisers in the Americas. In addition to digital, Entravision has 49 television stations and is the largest affiliate group of the Univision and UniMás television networks. Entravision also manages 45 primarily Spanish-language radio stations that feature nationally recognized, Emmy award-winning talent. Shares of Entravision Class A Common Stock trade on the NYSE under ticker: EVC. Learn more about our offerings at entravision.com or connect with us on LinkedIn and Facebook.

Entravision Communications

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addo.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2022	2021	2022	2021
Net revenue	$221,695	$178,410	$418,867	$327,290

Expenses:
Cost of revenue - digital	144,965	109,030	274,856	193,786
Direct operating expenses	29,596	28,336	57,419	54,897
Selling, general and administrative expenses	17,775	13,106	33,814	26,959
Corporate expenses	8,520	7,345	17,244	14,503
Depreciation and amortization	6,263	5,074	12,658	10,258
Change in fair value of contingent consideration	976	-	6,076	-
Impairment charge	-	112	-	1,438
Foreign currency (gain) loss	993	(309)	146	277
Other operating (gain) loss	(834)	(523)	(953)	(2,436)
	208,254	162,171	401,260	299,682
Operating income (loss)	13,441	16,239	17,607	27,608
Interest expense	(2,334)	(1,856)	(4,170)	(3,573)
Interest income	722	83	1,128	223
Dividend income	11	2	14	4
Income (loss) before income taxes	11,840	14,468	14,579	24,262
Income tax benefit (expense)	(3,373)	(3,992)	(4,225)	(6,784)

Net income (loss)	8,467	10,476	10,354	17,478
Net (income) loss attributable to redeemable noncontrolling interest	-	(2,612)	-	(4,185)
Net income (loss) attributable to common stockholders	$8,467	$7,864	$10,354	$13,293

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic	$0.10	$0.09	$0.12	$0.16
Net income (loss) per share attributable to common stockholders, diluted	$0.10	$0.09	$0.12	$0.15

Cash dividends declared per common share, basic and diluted	$0.03	$0.03	$0.05	$0.05

Weighted average common shares outstanding, basic	84,959,130	85,188,182	85,735,916	85,115,310
Weighted average common shares outstanding, diluted	86,985,817	87,777,039	87,803,178	87,382,215

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$109,950	$185,094
Marketable securities	74,278	-
Restricted cash	750	749
Trade receivables, net of allowance for doubtful accounts	184,872	201,747
Assets held for sale	-	1,963
Prepaid expenses and other current assets	37,029	18,925
Total current assets	406,879	408,478
Property and equipment, net	58,274	62,498
Intangible assets subject to amortization, net	58,931	64,034
Intangible assets not subject to amortization	209,053	209,053
Goodwill	73,273	71,708
Deferred income taxes	1,462	1,462
Operating leases right of use asset	24,356	25,582
Other assets	7,975	8,527
Total assets	$840,203	$851,342

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$4,795	$4,903
Accounts payable and accrued expenses	229,953	212,655
Operating lease liabilities	6,097	7,304
Total current liabilities	240,845	224,862
Long-term debt, less current maturities, net of unamortized debt issuance costs	206,218	207,416
Long-term operating lease liabilities	20,802	20,988
Other long-term liabilities	49,135	72,930
Deferred income taxes	67,910	68,220
Total liabilities	584,910	594,416

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	769,977	780,388
Accumulated deficit	(512,140)	(522,494)
Accumulated other comprehensive income (loss)	(2,553)	(977)
Total stockholders' equity	255,293	256,926
Total liabilities and stockholders' equity	$840,203	$851,342

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$8,467	$10,476	$10,354	$17,478
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,263	5,074	12,658	10,258
Impairment charge	-	112	-	1,438
Deferred income taxes	(2,854)	712	(3,213)	3,699
Non-cash interest	431	159	711	298
Amortization of syndication contracts	115	119	231	238
Payments on syndication contracts	(116)	(115)	(234)	(239)
Non-cash stock-based compensation	2,636	1,135	5,209	2,206
(Gain) loss on disposal of property and equipment	(487)	-	(638)	-
Change in fair value of contingent consideration	976	-	6,076	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(11,792)	(9,460)	17,588	467
(Increase) decrease in prepaid expenses and other assets	1,153	1,732	(1,252)	2,909
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,895	10,989	15,416	5,633
Net cash provided by operating activities	9,687	20,933	62,906	44,385
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	2,507	-	2,671	-
Purchases of property and equipment	(1,662)	(998)	(3,209)	(2,836)
Purchases of marketable securities	(1,722)	-	(87,239)	-
Proceeds from marketable securities	10,499	5,680	10,499	17,800
Net cash provided by (used in) investing activities	9,622	4,682	(77,278)	14,964
Cash flows from financing activities:
Proceeds from stock option exercises	-	172	218	172
Tax payments related to shares withheld for share-based compensation plans	(10)	(449)	(267)	(458)
Payments on long-term debt	(750)	(750)	(1,500)	(1,500)
Dividends paid	(2,124)	(2,133)	(4,291)	(4,259)
Repurchase of Class A common stock	(4,138)	-	(11,280)	-
Payment of contingent consideration	(28,876)	-	(43,606)	-
Principal payments under finance lease obligation	(29)	-	(39)	-
Payments of capitalized debt costs	—	(604)	-	(604)
Net cash used in financing activities	(35,927)	(3,764)	(60,765)	(6,649)
Effect of exchange rates on cash, cash equivalents and restricted cash	(5)	24	(6)	-
Net increase (decrease) in cash, cash equivalents and restricted cash	(16,623)	21,875	(75,143)	52,700
Cash, cash equivalents and restricted cash:
Beginning	127,323	150,736	185,843	119,911
Ending	$110,700	$172,611	$110,700	$172,611

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2022	2021	2022	2021

Consolidated adjusted EBITDA (1)	$22,481	$17,787	$40,594	$31,982
EBITDA attributable to redeemable noncontrolling interest	-	4,254	-	7,091
Interest expense	(2,334)	(1,856)	(4,170)	(3,573)
Interest income	722	83	1,128	223
Dividend income	11	2	14	4
Income tax expense	(3,373)	(3,992)	(4,225)	(6,784)
Amortization of syndication contracts	(115)	(119)	(231)	(238)
Payments on syndication contracts	116	115	234	239
Non-cash stock-based compensation included in direct operating expenses	(939)	(334)	(1,897)	(650)
Non-cash stock-based compensation included in corporate expenses	(1,697)	(801)	(3,312)	(1,556)
Depreciation and amortization	(6,263)	(5,074)	(12,658)	(10,258)
Change in fair value of contingent consideration	(976)	-	(6,076)	-
Impairment charge	-	(112)	-	(1,438)
Other operating gain (loss)	834	523	953	2,436
Net (income) loss attributable to redeemable noncontrolling interest	-	(2,612)	-	(4,185)
Net income (loss) attributable to common stockholders	8,467	7,864	10,354	13,293

Depreciation and amortization	6,263	5,074	12,658	10,258
Impairment charge	-	112	-	1,438
Deferred income taxes	(2,854)	712	(3,213)	3,699
Non-cash interest	431	159	711	298
Amortization of syndication contracts	115	119	231	238
Payments on syndication contracts	(116)	(115)	(234)	(239)
Non-cash stock-based compensation	2,636	1,135	5,209	2,206
(Gain) loss on disposal of property and equipment	(487)	-	(638)	-
Change in fair value of contingent consideration	976	-	6,076	-
Net income (loss) attributable to redeemable noncontrolling interest	-	2,612	-	4,185
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(11,792)	(9,460)	17,588	467
(Increase) decrease in prepaid expenses and other assets	1,153	1,732	(1,252)	2,909
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,895	10,989	15,416	5,633
Cash flows from operating activities	9,687	20,933	62,906	44,385

(1) Consolidated adjusted EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2022	2021	2022	2021
Consolidated adjusted EBITDA (1)	$22,481	$17,787	$40,594	$31,982
Net interest expense (1)	(1,181)	(1,614)	(2,331)	(3,052)
Dividend income	11	2	14	4
Cash paid for income taxes	(6,227)	(3,280)	(7,438)	(3,085)
Capital expenditures (2)	(1,662)	(998)	(3,209)	(2,836)
Other operating gain (loss)	834	523	953	2,436
Free cash flow (1)	14,256	12,420	28,583	25,449

Capital expenditures (2)	1,662	998	3,209	2,836
EBITDA attributable to redeemable noncontrolling interest	-	4,254	-	7,091
(Gain) loss on disposal of property and equipment	(487)	-	(638)	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(11,792)	(9,460)	17,588	467
(Increase) decrease in prepaid expenses and other assets	1,153	1,732	(1,252)	2,909
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,895	10,989	15,416	5,633
Cash Flows From Operating Activities	$9,687	$20,933	$62,906	$44,385

(1)
Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 2.
(2)
Capital expenditures are not part of the consolidated statement of operations.